Exhibit 10.3.16

                     AMENDMENT NO. 16 TO EMPLOYMENT CONTRACT

     Agreed, as of the 3rd day of August 2004, between the Federal Agricultural Mortgage Corporation (FAMC) and Nancy E. Corsiglia (you) that the existing employment contract between the parties hereto, dated May 11, 1989, as amended by letter dated December 14, 1989, Employment Agreement Amendment No. 2 dated February 14, 1991, Amendment to Employment Agreement dated as of June 1, 1993, Amendment No. 4 to Employment Contract dated as of June 1, 1993, Amendment No. 5 to Employment Contract dated as of June 1, 1994, Amendment No. 6 to Employment Contract dated as of June 1, 1995, Amendment No. 7 to Employment Contract dated as of February 8, 1996, Amendment No. 8 to Employment Contract dated as of June 13, 1996, Amendment No. 9 to Employment Contract dated as of August 7, 1997, Amendment No. 10 to Employment Contract dated as of June 4, 1998, Amendment No. 11 to Employment Contract dated as of June 3, 1999, Amendment No. 12 to Employment Contract dated as of June 1, 2000, Amendment No. 13 to Employment Contract dated as of June 7, 2001, Amendment No. 14 to Employment Contract dated as of June 6, 2002, and Amendment No.15 to Employment Contract dated as of June 5, 2003 (collectively, the Agreement), be and hereby is amended as follows:

      A. Sections 1, 3 (a) and 8 (a) (iii) of the Agreement are replaced in their entirety with the following new sections:

     1. Term. The Term of this Agreement shall continue until June 1, 2008 or any earlier effective date of termination pursuant to Paragraph 8 hereof (the "Term").

     3 (a). Base Salary. As of June 1, 2004, you will be paid a base salary (the Base Salary) during the Term of Three Hundred Seventeen Thousand Four Hundred Twenty Dollars ($317,420) per year, payable in arrears on a bi-weekly basis; and

     8 (a) (iii). Farmer Mac may terminate your employment without "cause" at any time. Such termination shall become effective on the earlier of June 1, 2008, or two years from the date of notice of such termination.

     B. The amendment to Section 5 of the Agreement agreed in Amendment No. 10 to Employment Contract, dated as of June 4, 1998, is hereby deleted in its entirety and Section 5 of the Agreement shall read as it did prior to such amendment.

     As amended hereby, the Agreement remains in full force and effect.


Federal Agricultural Mortgage Corporation            Employee


By:      /s/ Henry D. Edelman                      /s/ Nancy E. Corsiglia
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                President